SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2004

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue
Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 236-2000

ITEM 12: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this report is being furnished pursuant to Item 12 Results of Operations and Financial Condition.  In accordance with General Instruction B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On April 29, 2004, Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”), issued a press release announcing the Company’s financial results for the fiscal quarter ended March 31, 2004.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The press release attached as Exhibit 99.1 includes financial measures for net earnings, earning per share, operating expenses and operating ratios for first quarter 2003 that exclude some charges and therefore have not been calculated in accordance with generally accepted accounting principles (“GAAP”).  A reconciliation between the GAAP results and non-GAAP results is included with the financial table accompanying the press release.  We have provided these non-GAAP measures because the Company believes that excluding these measures from first quarter 2003 results provides a consistent comparison with quarters which are not influenced by the excluded non-cash or non-recurring expenses.  We believe this information is useful to our investors, potential investors, securities analysts and others to help them understand the financial condition of the Company, our core operations, our operating results and the operating results of other companies in our peer group.  These non-GAAP measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2004

WADDELL & REED FINANCIAL, INC.

/s/ John E. Sundeen, Jr.
	By:	John E. Sundeen, Jr.
Senior Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

99.1

Press Release dated April 29, 2004 titled “Waddell & Reed Financial, Inc. Reports First Quarter Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).